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                                                                    EXHIBIT 10.4

                                AMENDMENT NO. 2
                                     TO THE
                      H&R BLOCK DEFERRED COMPENSATION PLAN
                    FOR EXECUTIVES, AS AMENDED AND RESTATED

     H&R Block, Inc. (the "Company") adopted the H&R Block Deferred Compensation Plan for Executives, as Amended and Restated (the "Plan"), effective as of January 1, 1999. The Company amended said Plan by Amendment No. 1 effective as of January 1, 1999. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 2 is effective as of January 1, 2000.

                                   AMENDMENT

     1.   Section 2.1.7 of the Plan is amended by deleting the current Section
2.1.7 and replacing it with the following new Section 2.1.7:

          2.1.7 "Annual Deferral Amount" means the amount of Base Salary, and/or Bonus that a Participant elects to defer each Plan Year under a Permissible Deferral. The amount of Base Salary included in the Annual Deferral Amount shall be equal to a percentage of the Participant's Base Salary that is not less than three percent (3%) and either (a) not greater than fifty percent (50%) for Permissible Deferrals of persons eligible to participate in the Plan prior to January 1, 2000, and who continuously remain eligible to make Permissible Deferrals in Plan Years commencing on or after said date, or (b) not greater than twenty percent (20%) for Permissible Deferrals of persons first eligible to participate in the Plan on or after January 1, 2000 (or who again become eligible to make Permissible Deferral elections pursuant to Section 3.6(ii) after January 1, 2000). The amount of Bonus or Bonuses included in the Annual Deferral Amount shall be equal to (i) a flat dollar amount, expressed in one thousand dollar ($1,000) increments (not greater than the maximum percentage of the Bonus specified in (ii), below), or (ii) a percentage of the Bonus or Bonuses paid during the Plan Year that is not less than five percent (5%) and either (A) not greater than fifty percent (50%), expressed in five percent (5%) increments, for Permissible Deferrals of persons eligible to participate in the Plan prior to January 1, 2000, and who continuously remain eligible to make Permissible Deferrals in Plan Years commencing on or after said date, or (B) not greater than twenty percent (20%) for Permissible Deferrals of persons first eligible to participate in the Plan on or after January 1, 2000 (or who again become eligible to make Permissible Deferral elections pursuant to
          Section 3.6(ii) after January 1, 2000). In the case of a Participant who is an employee of both an Accounting Subsidiary and an Accounting Firm, the calculation of the amount of the Annual Deferral Amount that the Participant is permitted to elect shall be made by taking into account the amount of salary and bonus paid to such Participant by the Accounting Firm, but the actual deferral under the Plan shall only be made out of the Base Salary and/or Bonus or Bonuses paid by all Affiliates.
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     2.   Section 4.1.2 of the Plan, as previously amended, is further amended by (a) inserting in the second sentence of the first paragraph thereof the phrase "by a Participant who was eligible to participate in the Plan prior to January 1, 2000" after the existing words and numbers "pursuant to Section 4.1.1" and immediately prior to the first comma in such second sentence; and (b) adding the following new sentence at the end of the first paragraph thereof:

          "For Participants who first become eligible to participate in the Plan with the Plan Year commencing on January 1, 2000 or thereafter, no Matching Contributions shall be posted to their Accounts."

     3. Except as modified in this Amendment No. 2, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.

                                             H&R BLOCK, INC.

                                             BY: /s/ Frank L. Salizzoni
                                             -----------------------------------

                                             Its: President and CEO
                                             -----------------------------------


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